UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on March 22, 2013, Steinway, Inc. (“Steinway”), an indirect, wholly-owned subsidiary of  Steinway Musical Instruments, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), for the sale of Steinway Hall, its leasehold property located at 111 West 57th Street, New York, New York, to 111 West 57th LH LLC.  The transaction contemplated by the Purchase Agreement closed on June 28, 2013.

After payment of associated transfer taxes and broker fees, the Company realized cash proceeds of approximately $43.7 million upon closing. It will recognize a taxable gain of approximately $22.0 million on the sale. Net proceeds from the sale will be used by the Company towards the previously announced redemption of its outstanding 7.0% Senior Notes due 2014.

The Company announced the closing of the transaction in a press release dated June 28, 2013, a copy of which is attached as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated June 28, 2013 regarding the closing of the sale of Steinway Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 28, 2013	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 28, 2013 regarding the closing of the sale of Steinway Hall.